Exhibit 99.1

Academy Sports + Outdoors Reports First Quarter Fiscal 2025 Results

First Quarter Sales Decline (0.9)%; Comparable Sales Declined (3.7)%

eCommerce Sales Increase 10.2%; New Stores Continue to Comp Positive Low Single Digits

First Quarter Diluted GAAP EPS of $0.68; Returned $108M to Shareholders through Share Buy Backs and Dividends

Opened Five New Stores in Pennsylvania, Maryland, Missouri and North Carolina

Company Revises Guidance to Account For Multiple Tariff Scenarios While Maintaining High End

KATY, TEXAS (Globe Newswire — June 10, 2025) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) ("Academy" or the "Company") today announced its financial results for the first quarter ended May 3, 2025.

“During the first quarter we saw continued progress across our strategic initiatives, including the opening of five new stores, and the biggest brand launch in the Company's history with the addition of the Jordan Brand,” said Steve Lawrence, Chief Executive Officer. “We saw sequential improvement across each month of the quarter, despite a choppy macro-economic backdrop, which resulted in a positive comp in April. Moving forward we are balancing our optimism about our strategic initiatives against the uncertain environment that our customers will face in the back half of the year. As a result of this, we are widening our annual comp sales guidance range to -4% to +1% to account for a potential downside that may be created by inflationary pressures the remainder of the year. Our team has performed extensive work to mitigate tariff pressures at the current levels and we will remain nimble as the situation evolves. We continue to see strong growth in traffic from higher income consumers, and we believe our focus on remaining the value player in our space will allow us to continue to take market share as we move through the year."

First Quarter Operating Results ($ in millions, except per share data)	Thirteen Weeks Ended		Change
	May 3, 2025	May 4, 2024%
Net sales	$1,351.4	$1,364.2	(0.9)%
Comparable sales	(3.7)%	(5.7)%
Income before income tax	$63.0	$97.7	(35.5)%
Net income	$46.1	$76.5	(39.7)%
Adjusted net income (1)	$51.6	$81.6	(36.8)%
Earnings per common share, diluted	$0.68	$1.01	(32.7)%
Adjusted earnings per common share, diluted(1)	$0.76	$1.08	(29.6)%
(1) Adjusted net income and adjusted earnings per common share (EPS), diluted are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

	Thirteen Weeks Ended		Change
Balance Sheet ($ in millions)	May 3, 2025	May 4, 2024%
Cash and cash equivalents	$285.1	$378.1	(24.6)%
Merchandise inventories, net(1)	$1,560.0	$1,356.8	15.0%
Long-term debt, net	$482.2	$484.1	(0.4)%
(1)As of May 3, 2025 inventory per store was up 6.5% in units and 7.8% in dollars.

	Thirteen Weeks Ended		Change
Capital Allocation ($ in millions)	May 3, 2025	May 4, 2024%
Share repurchases	$99.9	$123.5	(19.1)%
Dividends paid	$8.7	$8.2	6.1%

Subsequent to the end of the first quarter, on June 5, 2025, Academy announced its Board of Directors declared a quarterly cash dividend with respect to the quarter ended May 3, 2025, of $0.13 per share of common stock. The dividend is payable on July 17, 2025, to stockholders of record as of the close of business on June 19, 2025.

New Store Openings
Academy opened five new stores, bringing its total to 303 locations, and expanded into two new states, Pennsylvania and Maryland, during the first quarter. The addition of these two new states takes the Company's footprint to 21 total states. The Company plans to open a total of 20 to 25 stores in fiscal 2025.

Academy Store Footprint Update

Time Frame	Total stores open at beginning of the period	Number of stores opened during the period	Number of stores closed during the period	Total stores open at end of period
FY 2024	282	16	—	298
1st Quarter 2025	298	5	—	303

Time Frame (in thousands)	Total gross square feet open at beginning of the period	Gross square feet for stores opened during the period	Gross square feet for stores closed during the period	Total gross square feet at the end of the period
FY 2024	19,679	925	—	20,604
1st Quarter 2025	20,604	275	—	20,879

Tariff Mitigation Actions
The Company has worked diligently over the past several years to reduce exposure to China and to diversify its supply chain by entering into arrangements with trusted suppliers in other countries. The Company has reduced its cost exposure to approximately 9% of total cost of goods sold directly related to China for its private label business and plans to further reduce this cost exposure to around 6% by the end of fiscal 2025.

The following actions have been taken to quickly limit exposure to all tariffs:

•Pulled forward domestic inventory receipts of evergreen product at pre-tariff prices
•Partnered with suppliers to decrease cost
•Reduced inventory receipts to maintain maximum flexibility to respond to evolving landscape
•Shifted product out of China to other countries
•Reduced fiscal 2025 projected capital expenditures
•Flexed expenses to better align with current composition of inventory

With these actions, the Company believes it has effectively mitigated the cost of tariffs at current levels, while minimizing the impacts to customers. Moving forward, the team will remain nimble and make adjustments, if or when the situation changes. The Company also plans to leverage its private brand portfolio, which represents approximately 23% of merchandise sales, to offer differentiated, high-margin value options to the customer. As a value retailer, Academy's owned brands like BCG, Magellan Outdoors, R.O.W., and Freely help to deliver compelling value while protecting margin integrity.

2025 Outlook
“We are updating our fiscal 2025 guidance range to account for a wider range of scenarios as we move forward in this uncertain demand environment. We remain confident in our strategic initiatives and their progress to date, which has allowed us to maintain the high end of our guidance as we drive toward positive comps," said Carl Ford, Executive Vice President and Chief Financial Officer. "Our strong free cash flow generation will allow us to continue to fund all of our growth initiatives, while returning the majority to investors through dividends and share repurchases."

Academy is providing the following updated guidance for fiscal 2025 (i.e., year ending January 31, 2026), as compared to the original guidance given on March 20, 2025. This guidance takes into account various factors, both internal and external, such as the expected benefits of the Company's growth initiatives, current consumer demand, the competitive environment, as well as the potential impacts from inflation and other economic risks:

•High end: Reciprocal tariffs land at 10% for all other countries, including China
•Low end: China stays at 145%; original reciprocal tariffs announced on April 2, 2025 remain

The earnings per share estimates do not include any potential future share repurchases and assume a tax rate of 22.0% to 23.0%.

	Original Fiscal 2025 Guidance		Updated Fiscal 2025 Guidance			change (at midpoint)
(in millions, except per share amounts)	Low end	High end	Low end	High end	2024 Actuals	vs. 2024
Net sales	$6,090	$6,265	$5,970	$6,265	$5,933	3.1%

Comparable sales (1)	(2.0)%	1.0%	(4.0)%	1.0%	(5.1)%	+360 bps

Gross margin rate	34.0%	34.5%	34.0%	34.5%	33.9%	+35 bps

GAAP net income	$375	$410	$350	$410	$418	(9.1)%

Adjusted net income (2)	$400	$435	$375	$435	$439	(7.7)%

GAAP earnings per common share, diluted	$5.40	$5.85	$5.10	$5.90	$5.73	(4.0)%

Adjusted earnings per common share, diluted (2)	$5.75	$6.20	$5.45	$6.25	$6.02	(2.8)%

Diluted weighted average common shares	~70	~70	~69	~69	73.0	(5.5)%

Capital Expenditures	$220	$250	$180	$220	$200	—%

Adjusted free cash flow (2), (3)	$290	$320	$250	$320	$342	(16.7)%

(1) We define comparable sales as the percentage of period-over-period net sales increase or decrease, in the aggregate, for stores open after thirteen full fiscal months, as well as for all ecommerce sales.

(2) Adjusted net income, adjusted earnings per common share (EPS), diluted, and adjusted free cash flow are non-GAAP measures. See "Non-GAAP Measures" and "Reconciliations of GAAP to Non-GAAP Financial Measures" below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.

(3) We have not reconciled guidance for adjusted free cash flow to the most comparable GAAP measure because it is not possible to do so without unreasonable efforts given the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management's control and could be significant; therefore, we are unable to provide an estimate of the most closely comparable GAAP measure at this time.

Conference Call Info
Academy will host a conference call today at 10:00 a.m. Eastern Time to discuss its financial results and related matters. The call will be webcast at investors.academy.com. The following information is provided for those who would like to participate in the conference call:

U.S. callers            1-877-407-3982
International callers        1-201-493-6780
Passcode             13753920

A replay of the conference call will be available for approximately 30 days on the Company's website.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to more than 300 stores across 21 states and counting. Academy's mission is to provide "Fun for All" and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy's product assortment focuses on key categories of outdoor, apparel, sports & recreation and footwear through both leading national brands and a portfolio of private label brands. For more information, visit www.academy.com.

Non-GAAP Measures
Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income, Adjusted Earnings per Common Share, and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). The Company believes that the presentation of these non-GAAP measures is useful to investors as they provide additional information on comparisons between periods by excluding certain items that affect overall comparability. The Company uses these non-GAAP financial measures for business planning purposes, to consider underlying trends of its business, and in measuring its performance relative to others in the market, and believes presenting these measures also provides information to investors and others for understanding and evaluating trends in the Company’s operating results or measuring performance in the same manner as the Company’s management. Non-GAAP financial measures should be considered in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The calculation of these non-GAAP financial measures may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. For additional information on these non-GAAP financial measures, please see our Annual Report for the fiscal year ended February 1, 2025 (the "Annual Report"), filed on March 20, 2025 and our Quarterly Report for the thirteen weeks ended May 3, 2025 to be filed on June 10, 2025 ("the Quarterly Report"), which may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC's website at www.sec.gov.

See “Reconciliations of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures presented in this press release to their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. Forward-looking statements may incorporate words such as “believe,” “expect," "anticipate," “forward,” “ahead,” “opportunities,” “plans,” “priorities,” “goals,” “future,” “short/long term,” “will,” “should,” or the negative version of these words or other comparable words. The forward-looking statements in this press release include, among other things, statements regarding the Company’s fiscal 2025 outlook under the caption "2025 Outlook," the Company's plans and expectations regarding tariff-mitigation actions, the Company's strategic plans and financial objectives, including the implementation of such plans, the growth of the Company's business and operations, including the opening of new stores and the expansion into new markets, as well as their performance, the Company's payment of dividends, including the timing and the amount thereof, share repurchases by the Company, and the Company's expectations regarding its future performance and financial condition and the Company's plans to reduce direct import cost exposure to China. These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are all difficult to predict or quantify. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, environmental, and other factors that could affect overall consumer spending or our industry, including the possible effects of ongoing macroeconomic challenges, inflation and higher interest rates, trade policy changes or additional tariffs or changes in tariffs, geopolitical tensions, or changes to the financial health of our customers, many of which are beyond Academy's control. These and other important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy's filings with the SEC, including the Annual Report and the Quarterly Report, under the caption "Risk Factors," as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Dan Aldridge	Meredith Klein
VP, Investor Relations	VP, Communications
832-739-4102	346-823-6615
dan.aldridge@academy.com	meredith.klein@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirteen Weeks Ended
	May 3, 2025	Percentage of Sales (1)	May 4, 2024	Percentage of Sales (1)
Net sales	$1,351,409	100.0%	$1,364,220	100.0%
Cost of goods sold	892,540	66.0%	908,427	66.6%
Gross margin	458,869	34.0%	455,793	33.4%
Selling, general and administrative expenses	389,604	28.8%	353,410	25.9%
Operating income	69,265	5.1%	102,383	7.5%
Interest expense, net	9,044	0.7%	9,486	0.7%
Write off of deferred loan costs	—	0.0%	449	—
Other (income), net	(2,807)	(0.2)%	(5,204)	(0.4)%
Income before income taxes	63,028	4.7%	97,652	7.2%
Income tax expense	16,944	1.3%	21,187	1.6%
Net income	$46,084	3.4%	$76,465	5.6%

Earnings Per Common Share:
Basic	$0.69		$1.03
Diluted	$0.68		$1.01

Weighted Average Common Shares Outstanding:
Basic	67,122		73,993
Diluted	68,170		75,798
(1) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands, except per share data)

	May 3, 2025	February 1, 2025	May 4, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$285,104	$288,929	$378,145
Accounts receivable - less allowance for doubtful accounts of $2,584, $2,752 and $1,817, respectively	16,869	16,759	13,700
Merchandise inventories, net	1,560,035	1,308,840	1,356,811
Prepaid expenses and other current assets	59,757	95,621	68,320
Total current assets	1,921,765	1,710,149	1,816,976

PROPERTY AND EQUIPMENT, NET	551,184	525,136	456,594
RIGHT-OF-USE ASSETS	1,210,516	1,173,075	1,116,222
TRADE NAME	579,165	579,007	578,364
GOODWILL	861,920	861,920	861,920
OTHER NONCURRENT ASSETS	55,873	51,676	43,803
Total assets	$5,180,423	$4,900,963	$4,873,879

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$849,554	$612,424	$735,563
Accrued expenses and other current liabilities	272,362	230,323	262,048
Current lease liabilities	137,979	115,134	121,465
Current maturities of long-term debt	3,000	3,000	3,000
Total current liabilities	1,262,895	960,881	1,122,076

LONG-TERM DEBT, NET	482,209	482,679	484,084
LONG-TERM LEASE LIABILITIES	1,210,095	1,185,741	1,098,799
DEFERRED TAX LIABILITIES, NET	255,912	256,815	253,069
OTHER LONG-TERM LIABILITIES	22,080	10,812	10,330
Total liabilities	3,233,191	2,896,928	2,968,358

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY :
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—	—
Common stock, $0.01 par value, authorized 300,000,000 shares; 66,466,377; 68,332,961 and 72,590,530 issued and outstanding as of May 3, 2025, February 1, 2025 and May 4, 2024, respectively.	662	683	726
Additional paid-in capital	244,388	247,094	240,559
Retained earnings	1,702,182	1,756,258	1,664,236
Stockholders' equity	1,947,232	2,004,035	1,905,521
Total liabilities and stockholders' equity	$5,180,423	$4,900,963	$4,873,879

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Thirteen Weeks Ended
	May 3, 2025	May 4, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$46,084	$76,465
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,150	28,853
Non-cash lease expense	12,665	6,137
Equity compensation	7,542	6,138
Amortization of deferred loan and other costs	649	624
Deferred income taxes	(903)	(1,726)
Write off of deferred loan costs	—	449
Changes in assets and liabilities:
Accounts receivable, net	(110)	5,671
Merchandise inventories, net	(251,195)	(162,652)
Prepaid expenses and other current assets	35,863	15,129
Other noncurrent assets	(4,566)	(3,392)
Accounts payable	231,762	186,475
Accrued expenses and other current liabilities	24,848	20,819
Income taxes payable	16,322	21,922
Other long-term liabilities	8,361	(1,235)
Net cash provided by operating activities	157,472	199,677

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(50,830)	(32,227)
Purchases of intangible assets	(158)	(128)
Net cash used in investing activities	(50,988)	(32,355)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Revolving Credit Facilities	—	3,900
Repayment of Revolving Credit Facilities	—	(3,900)
Repayment of Term Loan	(750)	(750)
Debt issuance fees	—	(5,690)
Repurchase of common stock for retirement	(99,031)	(122,425)
Proceeds from exercise of stock options	1,516	2,789
Taxes paid related to net share settlement of equity awards	(3,328)	(2,839)
Dividends paid	(8,716)	(8,182)
Net cash used in financing activities	(110,309)	(137,097)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,825)	30,225
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	288,929	347,920
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$285,104	$378,145

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Amounts in thousands)

Adjusted EBITDA and Adjusted EBIT
We define “Adjusted EBITDA” as net income (loss) before interest expense, net, income tax expense and depreciation, and amortization, and impairment, and other adjustments included in the table below. We define “Adjusted EBIT” as Adjusted EBITDA less depreciation and amortization. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA and Adjusted EBIT in the following table.

	Thirteen Weeks Ended
	May 3, 2025	May 4, 2024
Net income	$46,084	$76,465
Interest expense, net	9,044	9,486
Income tax expense	16,944	21,187
Depreciation and amortization	30,150	28,853
Equity compensation (a)	7,542	6,138
Write off of deferred loan costs	—	449
Adjusted EBITDA	$109,764	$142,578
Less: Depreciation and amortization	(30,150)	(28,853)
Adjusted EBIT	$79,614	$113,725

(a)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the timing and valuation of awards, achievement of performance targets and equity award forfeitures.

Adjusted Net Income and Adjusted Earnings Per Common Share

We define “Adjusted Net Income” as net income (loss) plus other adjustments included in the table below, less the tax effect of these adjustments. We define “Adjusted Earnings per Common Share, Basic” as Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Adjusted Earnings per Common Share, Diluted” as Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income, and Adjusted Earnings Per Common Share in the following table (amounts in thousands, except per share data):

	Thirteen Weeks Ended
	May 3, 2025	May 4, 2024
Net income	$46,084	$76,465
Equity compensation (a)	7,542	6,138
Write off of deferred loan costs	—	449
Tax effects of these adjustments (b)	(2,029)	(1,432)
Adjusted Net Income	$51,597	$81,620

Earnings per common share:
Basic	$0.69	$1.03
Diluted	$0.68	$1.01
Adjusted earnings per common share:
Basic	$0.77	$1.10
Diluted	$0.76	$1.08
Weighted average common shares outstanding:
Basic	67,122	73,993
Diluted	68,170	75,798

(a)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as the timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(b)	Represents the tax effect of the total adjustments made to arrive at Adjusted Net Income at our historical tax rate.
Adjusted Net Income and Adjusted Earnings Per Common Share, Diluted, Guidance Reconciliation (amounts in millions, except per share data)

	Low Range*	High Range*
	Fiscal Year Ending January 31, 2026	Fiscal Year Ending January 31, 2026
Net Income	$350	$410
Equity compensation (a)	25	25
Adjusted Net Income	$375	$435

Earnings Per Common Share, Diluted	$5.10	$5.90
Equity compensation (a)	0.35	0.35
Adjusted Earnings Per Common Share, Diluted	$5.45	$6.25

* Amounts presented have been rounded.
(a)	Adjustments include non-cash charges related to equity-based compensation (as defined above), which may vary from period to period.

Adjusted Free Cash Flow

We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash used in investing activities. We describe these adjustments reconciling net cash provided by operating activities to adjusted free cash flow in the following table (amounts in thousands):

	Thirteen Weeks Ended
	May 3, 2025	May 4, 2024
Net cash provided by operating activities	$157,472	$199,677
Net cash used in investing activities	(50,988)	(32,355)
Adjusted Free Cash Flow	$106,484	$167,322